                                                                      EXHIBIT 14

                         TUBE TURNS TECHNOLOGIES, INC.
                           PROFIT SHARING BONUS PLAN

                               1999 FISCAL YEAR


1.   Establishment of Plan.

     Sypris Solutions Inc., a Delaware corporation ("Sypris"), established this profit sharing bonus plan effective as of January 2, 1999 (the "Plan"), to provide a financial incentive for the employees of Tube Turns Technologies, Inc., a wholly-owned subsidiary and a Kentucky corporation (the "Company"), to advance the growth and prosperity of Sypris and the Company.

2.   Eligibility.

     All full-time employees of the Company shall be eligible to participate in the Plan, other than those employees who are specifically included in another incentive bonus and/or profit sharing plan of the Company in lieu of participation in this Plan.

3.   Profit Sharing Pool.

     (a) Award amounts will be based on a Profit Sharing Pool that shall be comprised of (i) five percent (5%) of the Profit Before Bonus and Taxes of the Company for the previous fiscal year and (ii) thirty percent (30%) of the increase in Profit Before Bonus and Taxes of the Company for the current fiscal year from the previous fiscal year, as reported on the financial statements of the Company. No award shall be granted should the Profit Before Bonus and Taxes of the Company for the current fiscal year decline from that of the previous fiscal year.

     (b) The sum of the face amount of all accounts receivable which have not been collected within ninety (90) days of the date of invoice and which have not otherwise been reserved for on the Company's balance sheet as of December 31, 1999, shall be deducted from the Profit Sharing Pool and classified as a "Delayed Bonus Payment." If an invoice is determined to be uncollectable and is subsequently written-off, the amount of the Delayed Bonus Payment will be reduced accordingly.

     (c) The Profit Sharing Pool and the Delayed Bonus Payment shall be divided into two award levels, with thirty-five percent (35%) of the Profit Sharing Pool and the Delayed Bonus Payment set aside for award to Key Executives (the "Key Executive Award") and sixty-five percent (65%) of the Profit Sharing Pool and the Delayed Bonus Payment set aside for Key Employees (the "Key Employee Award").

4.   Key Executive Award.

     (a) Eligibility. Key Executives shall be eligible employees of the Company who are specifically designated by the Compensation Committee of the Board of Directors of Sypris (the "Compensation Committee") for participation during the current fiscal year. A list of the participants shall be attached to a copy of this Plan and shall include each participant's name, salary, start date (for purposes of the current fiscal year), maximum percentage share of the Key Executive Award, and objectives for the year.

     (b) Amount of Award. Each eligible Key Executive employee shall be entitled to an amount equal to his or her maximum percentage share of the Key Executive Award, subject to an adjustment and/or determination by the Compensation Committee to reflect (i) the actual contribution of the employee to the Company's performance and profitability during the course of the fiscal year, (ii) the portion of the fiscal year employed, (iii) his or her performance to goals, and (iv) the recommendation of the President and CEO of the

Company, subject to the cap on such award as provided herein and the provisions of Sections 4(c), 8(a) and 8(b) below. The maximum amount payable to an eligible Key Executive employee shall be equal to the lesser of his or her maximum percentage share of the Key Executive Award or one hundred percent (100%) of the eligible Key Executive employee's base salary.

     (c) Time of Payment. Awards shall be payable to each eligible Key Executive employee as soon as administratively practicable after release of the audited annual financial statements of Sypris; provided, however, that the Plan shall be in effect as of the date of payment and such employee shall be employed by the Company as of the date of payment. No employee shall have any right to payment of an award unless the Plan is in effect and the employee is employed by the Company as of the date of payment.

     (d) Delayed Bonus Payment. Distribution of the Delayed Bonus Payment will be made to each eligible Key Executive employee when payment of all invoices which created the Delayed Bonus Payment have been received and/or the amounts have been written-off by the Company; provided, however, that the Plan shall be in effect as of the date of the payment and such employee shall be employed by the Company as of the date of payment. No employee shall have any right to payment of an award unless the Plan is in effect and the employee is employed by the Company as of the date of payment.

5.   Key Employee Award.

     (a) Eligibility. Key Employees shall be eligible employees of the Company who are specifically designated by the Compensation Committee for participation during the current fiscal year. A list of the participants shall be attached to a copy of this Plan and shall include each participant's name, salary, start date (for purposes of the current fiscal year) and maximum percentage share of the Key Employee Award.

     (b) Amount of Award. Each eligible Key Employee shall be entitled to an amount equal to his or her maximum percentage share of the Key Employee Award, subject to an adjustment and/or determination by the Compensation Committee to reflect (i) the actual contribution of the employee to the Company's performance and profitability during the course of the fiscal year, (ii) the portion of the fiscal year employed, and (iii) the recommendation of the President and CEO of the Company, subject to the cap on such award as provided herein and the provisions of Sections 5(c), 8(a) and 8(b) below. The maximum amount payable to an eligible Key Employee shall be equal to the lesser of his or her maximum percentage share of the Key Executive Award or one hundred percent (100%) of the eligible Key Employee's base salary.

     (c) Time of Payment. Awards shall be payable to each eligible Key Employee as soon as administratively practicable after release of the audited annual financial statements of Sypris; provided, however, that the Plan shall be in effect as of the date of payment and such employee shall be employed by the Company as of the date of payment. No employee shall have any right to payment of an award unless the Plan is in effect and the employee is employed by the Company as of the date of payment.

     (d) Delayed Bonus Payment. Distribution of the Delayed Bonus Payment will be made to each eligible employee when payment of all invoices which created the Delayed Bonus Payment have been received and/or the amounts have been written-off by the Company; provided, however, that the Plan shall be in effect as of the date of payment and such employee shall be employed by the Company as of the date of payment. No employee shall have any right to payment of an award unless the Plan is in effect and the employee is employed by the Company as of the date of payment.

6.   Method of Payment.

     Awards shall be payable by check in lump sum. All such payments shall be subject to withholding for income, social security or other such payroll taxes as may be appropriate.

7.   Administration.

     The Compensation Committee shall administer this Plan. The decisions of the Compensation Committee in interpreting and applying the Plan shall be final.

8.   Miscellaneous.

     (a) Employment Rights. The adoption and maintenance of this Plan is not an employment agreement between the Company and any employee. Nothing herein contained shall be deemed to give any employee the right to be retained in the employ of the Company nor to interfere with the right of the Company to discharge any employee at any time.

     (b) Amendment and Termination. The Company may, without the consent of any employee or beneficiary, amend or terminate the Plan at any time and from time-to-time.

     (c) Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

     (d) Construction. The headings and subheadings of this Plan have been inserted for convenience for reference only and are to be ignored in any construction of the provisions hereof. The masculine shall be deemed to include the feminine, the singular shall include the plural, and the plural shall include the singular unless the context otherwise requires. The invalidity or unenforceability of any provision hereunder shall not affect the validity or enforceability of the balance hereof. This Plan represents the entire undertaking by the Company concerning its subject matter and supersedes all prior undertakings with respect thereto. No provision hereof may be waived or discharged except by a written document approved by the Compensation Committee and signed by a duly authorized representative of the Company.


     SYPRIS SOLUTIONS INC.      TUBE TURNS TECHNOLOGIES, INC.

     /s/ Jeffrey T. Gill                /s/ John M. Kramer
     -------------------                ------------------
     President & CEO                    President & CEO

     January 2,1999                     January 2,1999
     --------------                     --------------
     Date                               Date